Exhibit 3.54

AMENDED AND RESTATED

BYLAWS

OF

REACH MEDIA, INC.

A Texas corporation

(Adopted effective as of February __, 2005)

AMENDED AND RESTATED

BYLAWS

OF REACH MEDIA, INC.

ARTICLE I

OFFICES

Section 1.1      Registered Office. The registered office of the Company within the State of Texas shall be located at either (a) the principal place of business of the Company in the State of Texas or (b) the office of the corporation or individual acting as the Company's registered agent in Texas.

Section 1.2      Additional Offices. The Company may, in addition to its registered office in the State of Texas, have such other offices and places of business, both within and without the State of Texas, as the Board of Directors of the Company (the "Board") may from time to time determine or as the business and affairs of the Company may require.

ARTICLE II
SHAREHOLDERS MEETINGS

Section 2.1      Annual Meetings. Annual meetings of shareholders shall be held at a place and time on any weekday that is not a holiday and that is not more than 120 days after the end of the fiscal year of the Company as shall be designated by the Board and stated in the notice of the meeting, at which the shareholders shall elect the directors of the Company and transact such other business as may properly be brought before the meeting.

Section 2.2      Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law or by the articles of incorporation, (a) may be called by the chairman of the board or the president and (b) shall be called by the president or secretary at the request in writing of a majority of the Board. Such request of the Board or the shareholders shall state the purpose or purposes of the proposed meeting.

Section 2.3      Notices. Written or printed notice of each shareholders meeting stating the place, date and hour of the meeting shall be given to each shareholder of record entitled to vote thereat by or at the direction of the president, the secretary or the officer or person calling such meeting not less than ten nor more than sixty days before the date of the meeting. If said notice is for a shareholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which said meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in said notice and any matters reasonably related thereto. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to each shareholder at his or her address as it appears on the stock transfer books of the Company, with postage thereon prepaid.

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Section 2.4      Quorum. The presence at a shareholders meeting of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat shall constitute a quorum at such meeting for the transaction of business except as otherwise provided by law, the articles of incorporation or these Bylaws. If a quorum shall not be present or represented at any meeting of the shareholders, a majority of the shareholders entitled to vote thereat and present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such reconvened meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of said reconvened meeting shall be given to each shareholder entitled to vote at said meeting. The shareholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.5      Voting of Shares.

Section 2.5.1      Voting Lists. The officer or agent who has charge of the stock transfer books of the Company shall prepare, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares held by of each shareholder. Such list shall be open to the examination of any such shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held and at the registered office of the Company. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at said meeting.

Section 2.5.2      Votes Per Share. Unless otherwise provided by law or in the articles of incorporation, each shareholder shall be entitled to one vote, in person or by proxy, on each matter submitted to a vote at a meeting of the shareholders, for each share of capital stock held by such shareholder.

Section 2.5.3      Proxies. Every shareholder entitled to vote at a meeting or to express consent or dissent without a meeting or a shareholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy. Each proxy shall be in writing, executed by the shareholder group, the proxy or by his or her duly authorized attorney. No proxy shall be voted on or after eleven months from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and the proxy is coupled with an interest, unless otherwise made irrevocable by law.

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Section 2.5.4      Required Vote. When a quorum is present at any meeting, the vote of the holders of capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat and present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the articles of incorporation, an agreement among shareholders or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.6      Consents in Lieu of Meeting. Any action required to be or that may be taken at any meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such signed consent shall have the same force and effect as a unanimous vote of shareholders and shall be filed with the minutes of proceedings of the shareholders.

ARTICLE III
DIRECTORS

Section 3.1      Purpose. The business and affairs of the Company shall be managed by or under the direction of the Board, which may exercise all such powers of the Company and do all such lawful acts and things as are not by applicable law, the articles of incorporation or these Bylaws directed or required to be exercised or done by the shareholders. Directors need not be shareholders or residents of the State of Texas.

Section 3.2      Number. The number of directors constituting the Board shall never be less than one and shall be determined by resolution of the Board, except for the number of directors constituting the initial Board, which number is fixed by the articles of incorporation.

Section 3.3      Election. Directors shall be elected by the shareholders by plurality vote at each annual meeting of shareholders, except as hereinafter provided, or as provided in an agreement among shareholders, and each director so elected shall hold office until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.

Section 3.4      Vacancies and Newly-Created Directorships.

Section 3.4.1      Vacancies. Any vacancy occurring in the Board may be filled in accordance with subsection 3.4.3 of this Section 3.4, or as provided in an agreement among shareholders, or may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

Section 3.4.2      Newly-Created Directorships. A directorship to be filled by reason of an increase in the number of directors may be filled in accordance with subsection 3.4.3 of this Section 3.4, or as provided in an agreement among shareholders, or may be filled by the Board for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

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Section 3.4.3      Election by Shareholders. Any vacancy occurring in the Board or any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose.

Section 3.5      Removal. Unless otherwise restricted by applicable law, the articles of incorporation, an agreement among shareholders, or these Bylaws, any director or the entire Board may be removed, with or without cause, by a majority vote of the shares then entitled to vote at an election of directors, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

Section 3.6      Compensation. Unless otherwise restricted by the articles of incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed for their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation for attending committee meetings.

ARTICLE IV
BOARD MEETINGS

Section 4.1      Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual shareholders meeting at the place of such shareholders meeting. No notice to the directors shall be necessary to legally convene this meeting, provided a quorum is present.

Section 4.2      Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times and places as shall from time to time be determined by resolution of the Board and communicated to all directors.

Section 4.3      Special Meetings. Special meetings of the Board (a) may be called by the chairman of the board, the chief executive officer, or president and (b) shall be called by the chief executive officer, president, or secretary on the written request of any director. Notice of each special meeting of the Board shall be given, either personally or as hereinafter provided, to each director at least (a) twenty-four hours before the meeting if such notice is delivered personally or by means of telephone, telegram, telex or facsimile transmission delivery; (b) two days before the meeting if such notice is delivered by a recognized express delivery service; and (c) three days before the meeting if such notice is delivered through the United States mail. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by law, the articles of incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

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Section 4.4      Quorum; Required Vote. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, the articles of incorporation, an agreement among shareholders, or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5      Consent In Lieu of Meeting. Unless otherwise restricted by the articles of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, if a consent in writing, setting forth the action so taken, is signed by all of the members of the Board or committee, as the case may be. Such signed unanimous consent shall have the same force and effect as a unanimous vote at a meeting and shall be filed with the minutes of proceedings of the Board or committee.

ARTICLE V
COMMITTEES OF DIRECTORS

Section 5.1      Establishment; Standing Committees. The Board may by resolution establish, name or dissolve one or more committees, each committee to consist of one or more of the directors. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 5.2      Available Powers. Any committee established pursuant to Section 5.1 hereof, but only to the extent provided in the resolution of the Board establishing such committee or otherwise delegating specific power and authority to such committee and as limited by applicable law, the articles of incorporation, an agreement among shareholders, and these Bylaws, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it.

Section 5.3      Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee, in accordance with any agreement among shareholders.

Section 5.4      Procedures. Time, place and notice, if any, of meetings of a committee shall be determined by the members of such committee. At meetings of a committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the articles of incorporation or these Bylaws. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

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ARTICLE VI
OFFICERS

Section 6.1      Elected Officers. The Board shall elect a chairman of the board, one or more vice chairmen of the board, president and a secretary (collectively, the "Required Officers") having the respective duties enumerated below and may elect such other officers having the titles and duties set forth below that are not reserved for the Required Officers or such other titles and duties as the Board may by resolution from time to time establish:

Section 6.1.1      Chairman of the Board. The chairman of the board shall advise and counsel the chief executive officer and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of the chairman of the board from time to time by the Board or these Bylaws. The chairman of the board, or in his or her absence, one of the vice chairmen, shall preside when present at all meetings of the shareholders and the Board. The chairman of the board may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company. The chairman of the board may delegate all or any of his or her powers or duties to the vice chairmen, if and to the extent deemed by the chairman of the board to be desirable or appropriate.

Section 6.1.2      Vice Chairmen of the Board. Each of the vice chairmen of the board, or in the absence of all vice chairmen, the chief executive officer, shall exercise all the powers of the chairman deemed by the chairman of the board to be desirable or appropriate. Each of the vice chairmen of the board may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company. Each of the vice chairman of the board may delegate all or any of his powers or duties to the chief executive officer, if the other vice chairmen are unavailable and to the extent deemed by such vice chairman of the board to be desirable or appropriate.

Section 6.1.3      Chief Executive Officer. The chief executive officer shall be the chief executive officer of the Company, shall have general supervision of the affairs of the Company and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board. In the absence of the chairman or all of the vice chairmen of the board or in the event of their inability or refusal to act, the chief executive officer shall perform the duties and exercise the powers of the chairman of the board.

Section 6.1.4      President. The president shall be the chief operating officer of the Company and shall, subject to the authority of the chief executive officer and the Board, have general management and control of the day-to-day business operations of the corporation and shall consult with and report to the chief executive officer. The president shall put into operation the business policies of the corporation as determined by the chief executive officer and the Board and as communicated to the president by the chief executive officer and the Board. The president shall make recommendations to the chief executive officer on all operational matters that would normally be reserved for the final executive responsibility of the chief executive officer In the absence of the chairman of the board, all of the vice chairmen of the board, or the chief executive officer, or in the event of their inability or refusal to act, the president shall perform the duties and exercise the powers of the chairman of the board.

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Section 6.1.5      Vice Presidents. In the absence of the president or in the event of his or her inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election or appointment) shall perform the duties of the president, and when so acting, shall have all of the powers of and be subject to all of the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 6.1.6      Secretary. The secretary shall attend all meetings of the shareholders, the Board and (as required) committees of the Board and shall record all of the proceedings of such meetings in minute books to be kept for that purpose. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board or the president. The secretary shall have custody of the corporate seal of the Company and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board may give general authority to any other officer to affix the seal of the Company and to attest the affixing thereof by his or her signature.

Section 6.1.7      Assistant Secretaries. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the secretary or in the event of the secretary's inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 6.1.8      Treasurer. Unless the Board by resolution otherwise provides, the treasurer shall be the chief accounting and financial officer of the Company. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and the Board, at its regular meetings, or when the Board so requires, an account of all of his or her transactions as treasurer and of the financial condition of the Company.

Section 6.1.9      Assistant Treasurers. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the treasurer or in the event of the treasurer's inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

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Section 6.1.10      Divisional Officers. Each division of the Company, if any, may have a president, secretary, treasurer or controller and one or more vice presidents, assistant secretaries, assistant treasurers and other assistant officers. Any number of such offices may be held by the same person. Such divisional officers shall be appointed by, report to and serve at the pleasure of the Board and such other officers that the Board may place in authority over them. The officers of each division shall have such authority with respect to the business and affairs of that division as may be granted from time to time by the Board, and in the regular course of business of such division may sign contracts and other documents in the name of the division where so authorized; provided that in no case and under no circumstances shall an officer of one division have authority to bind any other division of the Company except as necessary in the pursuit of the normal and usual business of the division of which he or she is an officer.

Section 6.2      Election. All elected officers shall serve until their successors are duly elected and qualified or until their earlier death, resignation or removal from office.

Section 6.3      Appointed Officers. The Board may also appoint or delegate the power to appoint such other officers, assistant officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary, and the titles and duties of such appointed officers may be as described in Section 6.1 hereof for elected officers; provided that the officers and any officer possessing authority over or responsibility for any functions of the Board shall be elected officers.

Section 6.4      Multiple Officeholders; Shareholder and Director Officers. Any number of offices may be held by the same person, unless the articles of incorporation or these Bylaws otherwise provide. Officers need not be shareholders or residents of the State of Texas.

Section 6.5      Compensation; Vacancies. The compensation of elected officers shall be set by the Board. The Board shall also fill any vacancy in an elected office. The compensation of appointed officers and the filling of vacancies in appointed offices may be delegated by the Board to the same extent as permitted by these Bylaws for the initial filling of such offices.

Section 6.6      Additional Powers and Duties. In addition to the foregoing especially enumerated powers and duties, the several elected and appointed officers of the Company shall perform such other duties and exercise such further powers as may be provided by applicable law, the articles of incorporation, or an agreement among shareholders, or these Bylaws or as the Board may from time to time determine or as may be assigned to them by any competent committee or superior officer.

Section 6.7      Removal. Subject to any applicable restrictions contained in any agreement, any officer or agent or member of a committee elected or appointed by the Board may be removed by the Board whenever in its judgment the best interest of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights.

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ARTICLE VII
SHARE CERTIFICATES

Section 7.1      Entitlement to Certificates. Every holder of the capital stock of the Company, unless and to the extent the Board by resolution provides that any or all classes or series of stock shall be uncertificated, shall be entitled to have a certificate, in such form as is approved by the Board and conforms with applicable law, certifying the number of shares owned by the holder. Each certificate representing shares shall state upon the face thereof:

(1)	that the corporation is organized under the laws of the State of Texas;

(2)	the name of the person to whom issued;

(3)	the number and class of shares and the designation of the series, if any, which such certificate represents;

(4)	the par value of each share represented by such certificate, or a statement that the shares are without par value; and

(5)	legends as may be required by any agreement among shareholders or as otherwise appropriate.

Section 7.2      Multiple Classes of Stock; Preemptive Rights. In the event the Company shall be authorized to issue shares of more than one class, each certificate representing shares issued by the Company (1) shall conspicuously set forth on the face or back of the certificate a full statement of (a) all of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, (b) if the Company is authorized to issue shares of any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series to the extent they have been fixed and determined and the authority of the Board to fix and determine the relative rights and preferences of subsequent series; or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the articles of incorporation on file in the office of the Secretary of State of the State of Texas and (b) the Company will furnish a copy of such statement to the record holder of the certificate without charge on written request to the Company at its principal place of business or registered office. In the event the Company has by its articles of incorporation limited or denied the preemptive right of shareholders to acquire unissued or treasury shares of the Company, each certificate representing shares issued by the Company (1) shall conspicuously set forth on the face or back of the certificate a full statement of the limitation or denial of preemptive rights contained in the articles of incorporation, or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the articles of incorporation on file in the office of the Secretary of State of the State of Texas and (b) the Company will furnish a copy of such statement to the record holder of the certificate without charge on request to the Company at its principal place of business or registered office.

Section 7.3      Signatures. Each certificate representing capital stock of the Company shall be signed by or in the name of the Company by (a) the chairman of the board, the chief executive officer, or the president; and (b) the secretary of the Company. The signatures of the officers of the Company may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the Company with the same effect as if he or she held such office on the date of issue.

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Section 7.4      Issuance and Payment. The Board or, in the case of shares to be issued pursuant to a plan of conversion by a corporation that is a converted entity, the plan of conversion, or, in the case of shares to be issued pursuant to a plan of merger by a corporation created pursuant to the plan of merger, the plan of merger may authorize shares to be issued for consideration consisting of any tangible or intangible benefit to the Company or other property of any kind or nature, including, cash, promissory notes, services performed, contracts for services to be performed, other securities of the Company, or securities of any other corporation, domestic or foreign, or other entity. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid or delivered as required in connection with the authorization of the shares. When such consideration shall have been paid or delivered the shares shall be deemed to have been issued and the subscriber or shareholder entitled to receive such issue shall be a shareholder with respect to such shares, and the shares shall be considered fully paid and non-assessable. In the absence of fraud in the transaction, the judgment of the Board or the shareholders, or the party or parties approving the plan of conversion or the plan of merger, as the case may be, as to the value of the consideration received for shares shall be conclusive.

Section 7.5      Lost Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.6      Transfer of Stock. Upon surrender to the Company or its transfer agent, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and of the payment of all taxes applicable to the transfer of said shares, the Company shall be obligated to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that the Company shall not be so obligated unless such transfer was made in compliance with applicable state and federal securities laws and any applicable provisions of any agreement among shareholders.

Section 7.7      Registered Shareholders. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, vote and be held liable for calls and assessments and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

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ARTICLE VIII
INDEMNIFICATION

Section 8.1      Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Company shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2      Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, a Covered Person shall also have the right to be paid by the Company the expenses (including, without limitation, attorneys’ fees) incurred in defending, testifying, or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Texas Business Corporation Act (“TBCA”) requires, an advancement of expenses incurred by a Covered Person in his or her capacity as a director or officer of the Company (and not in any other capacity in which service was or is rendered by such Covered Person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an “undertaking”), by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Covered Person is not entitled to be indemnified for such expenses under this Section 8.2 or otherwise.

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Section 8.3      Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Company within 60 days after a written claim therefor has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Covered Person may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met any applicable standard for indemnification set forth in the TBCA. Neither the failure of the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the TBCA, nor an actual determination by the Company (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Company.

Section 8.4      Non-Exclusivity of Rights. The rights provided to Covered Persons pursuant to this Article VIII shall not be exclusive of any other right which any Covered Person may have or hereafter acquire under applicable law, the articles of incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5      Consistency with Articles of Incorporation. Any provision for the Company to indemnify or to advance expenses to a Covered Person who was, is or is threatened to be made a named defendant or respondent in a proceeding, whether contained in the articles of incorporation, these Bylaws, a resolution of shareholders or Directors, an agreement or otherwise, except in accordance with Section 8.16 hereof, is valid only to the extent it is consistent with this Article VIII as limited by the articles of incorporation, if such a limitation exists.

Section 8.6      Indemnification of Other Persons. This Article VIII shall not limit the right of the Company to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Covered Persons. Without limiting the foregoing, the Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company and to any other person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Covered Persons under this Article VIII.

Section 8.7      Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Company” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Company.”

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Section 8.8        Contract Rights. The rights provided to Covered Persons pursuant to this Article VIII shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Covered Person’s heirs, executors and administrators.

Section 8.9        Other Expenses. Notwithstanding any other provision of this Article VIII, the Company may pay or reimburse expenses incurred by a Covered Person in connection with his or her appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

Section 8.10      Insurance. The Company may purchase and maintain insurance or another arrangement on behalf of any person who is or was a Director, officer, employee or agent of the Company or who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise or other entity against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as such a person, whether or not the Company would have the power to indemnify him or her against that liability under this Article VIII. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Company would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Company. Without limiting the power of the Company to procure or maintain any kind of insurance or other arrangement, the Company may, for the benefit of persons indemnified by the Company, (a) create a trust fund; (b) establish any form of self-insurance; (c) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Company; or (d) establish a letter of credit, guaranty or surety arrangement. The insurance or other arrangement may be procured, maintained or established within the Company or with any insurer or other person deemed appropriate by the Board regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Company. In the absence of fraud, the judgment of the Board as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the Directors approving the insurance or arrangement to liability, on any ground, regardless of whether Directors participating in the approval are beneficiaries of the insurance or arrangement.

Section 8.11      Report To Shareholders. Any indemnification of or advance of expenses to a Director in accordance with this Article VIII shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to Section A, Article 9.10, of the Texas Business Corporation Act and, in any case, within the twelve month period immediately following the date of the indemnification or advance.

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Section 8.12      Employee Benefit Plans. For purposes of this Article VIII, the Company is deemed to have requested a Director to serve as a trustee, employee, agent or similar functionary of an employee benefit plan whenever the performance by the Director of his or her duties to the Company also imposes duties on or otherwise involves services by him or her to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a Director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by a Director with respect to an employee benefit plan in the performance of his or her duties for a purpose reasonably believed by the Director to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose that is not opposed to the best interests of the Company.

Section 8.13      Amendments. Any repeal or amendment of this Article VIII by the Board or the shareholders of the Company or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Company to provide broader indemnification rights to Covered Persons on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 8.14      Change in Governing Law. In the event of any amendment or addition to Article 2.02-1 of the Texas Business Corporation Act or the addition of any other section to such law that shall limit indemnification rights thereunder, the Company shall, to the extent permitted by the Texas Business Corporation Act, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company), by reason of the fact that he or she is or was a Director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including attorneys' fees and court costs) actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

Section 8.15      Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

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ARTICLE IX
INTERESTED DIRECTORS, OFFICERS AND SHAREHOLDERS

Section 9.1      Validity; Disclosure; Approval. An otherwise valid contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other domestic or foreign corporation, or other entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be valid notwithstanding whether the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if (x) such contract or transaction complies with the terms of any agreement among shareholders and (y) any one of the following is satisfied:

(1)	the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2)	the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(3)	the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board, a committee thereof or the shareholders.

Section 9.2      Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or by a committee that authorizes the contract or transaction.

Section 9.3      Nonexclusive. This Article IX shall not be construed to invalidate any contract or transaction that would be valid in the absence of this Article IX.

ARTICLE X
MISCELLANEOUS

Section 10.1      Place of Meetings. All shareholders, directors and committee meetings shall be held at such place or places, within or without the State of Texas, as shall be designated from time to time by the Board or such committee and stated in the notices thereof. If no such place is so designated, said meetings shall be held at the principal business office of the Company.

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Section 10.2        Fixing Record Dates.

(1)	In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or to effect any other lawful action, or to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board may fix, in advance, a record date for any such determination of shareholders, which shall not be more than sixty nor less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. In the absence of any action by the Board, the date on which a notice of meeting is given, or the date the Board adopts the resolution declaring a dividend or other distribution or allotment or approving any change, conversion or exchange, as the case may be, shall be the record date. A record date validly fixed for any meeting of shareholders and the determination of shareholders entitled to vote at such meeting shall be valid for any adjournment of said meeting except where such determination has been made through the closing of stock transfer books and the stated period of closing has expired.

(2)	In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Texas, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 10.3        Waiver of Notice. Whenever any notice is required to be given under applicable law, the articles of incorporation or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be filed with the corporate records. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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Section 10.4      Attendance via Communications Equipment. Unless otherwise restricted by applicable law, the articles of incorporation or these Bylaws, members of the Board, members of any committee thereof or the shareholders may hold a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can effectively communicate with each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 10.5      Dividends. Dividends on the capital stock of the Company, paid in cash, property or securities of the Company, or any combination thereof, and as may be limited by applicable law and applicable provisions of the articles of incorporation or an agreement among shareholders (if any), may be declared by the Board at any regular or special meeting.

Section 10.6      Reserves. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purpose as the Board shall determine to be in the best interest of the Company; and the Board may modify or abolish any such reserve in the manner in which it was created.

Section 10.7      Reports to Shareholders. The Board shall present at each annual meeting of shareholders, and at any special meeting of shareholders when called for by vote of the shareholders, a statement of the business and condition of the Company.

Section 10.8      Contracts and Negotiable Instruments. Except as otherwise provided by applicable law or these Bylaws, any contract or other instrument relative to the business of the Company may be executed and delivered in the name of the Company and on its behalf by the chairman of the board, the chief executive officer, the president or any vice president; and the Board may authorize any other officer or agent of the Company to enter into any contract or execute and deliver any contract in the name and on behalf of the Company, and such authority may be general or confined to specific instances as the Board may by resolution determine. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these Bylaws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board. Unless authorized so to do by these Bylaws or by the Board, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

Section 10.9      Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board.

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Section 10.10      Seal. The seal of the Company shall be in such form as shall from time to time be adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 10.11      Books and Records. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board and committees and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

Section 10.12      Resignation. Any director, committee member, officer or agent may resign by giving written notice to the chairman of the board, the chief executive officer, the president or the secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10.13      Surety Bonds. Such officers and agents of the Company (if any) as the chairman of the board, the chief executive officer, the president or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Company, in case of their death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Company, in such amounts and by such surety companies as the chairman of the board, the chief executive officer, the president or the Board may determine. The premiums on such bonds shall be paid by the Company and the bonds so furnished shall be in the custody of the Secretary.

Section 10.14      Proxies in Respect of Securities of Other Corporations. The chairman of the board, the chief executive officer, the president, any vice president or the secretary may from time to time appoint an attorney or attorneys or an agent or agents for the Company to exercise, in the name and on behalf of the Company, the powers and rights that the Company may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, and the chairman of the board, the chief executive officer, the president, any vice president or the secretary may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the chairman of the board, the chief executive officer, the president, any vice president or the secretary may execute or cause to be executed, in the name and on behalf of the Company and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in order that the Company may exercise such powers and rights.

Section 10.15      Amendments. These Bylaws may be altered, amended, repealed or replaced by the shareholders, or by the Board, at any annual shareholders meeting or annual or regular meeting of the Board, or at any special meeting of the shareholders or of the Board if notice of such alteration, amendment, repeal or replacement is contained in the notice of such special meeting; provided, however, that any such alteration, amendment, repeal, or replacement shall not cause the Bylaws to conflict with or contravene the terms of any agreement among all of the shareholders governing such actions as transfer or other disposal of shares of Company stock or governance rights with respect to the Company (unless such alteration, amendment, repeal, or replacement is necessary to comply with applicable law).

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